Gannett Announces Fourth Quarter 2021 Results

49% Digital-Only Paid Subscriber Growth to Over 1.6 million Paid Subscribers
Total Digital Revenues Surpassed $1.0 billion in 2021, 32% of Total Revenues and Up 9% Year-over-Year and Up 11% Over Prior Year Same Store(1)
Repaid $57.5 million in Debt During the Quarter and adopted a $100 million Share Repurchase Program in 2022

MCLEAN, VA — February 24, 2022 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the fourth quarter ended December 31, 2021.

"During 2021 we made excellent progress executing on our strategy to evolve our business. We continued to make meaningful progress against our key operating pillars and we expect to carry this momentum forward. We achieved several key milestones in 2021, including total digital revenues surpassing $1 billion with growth exceeding 9% year-over-year and 11% on a same store basis(1) year-over-year. Further, our digital-only circulation revenue surpassed $100 million in 2021 and paid digital-only subscribers surpassed 1.6 million. We expect continued strong growth in these categories. In addition, we repaid over $235 million in debt during 2021, and through two refinancing efforts, lowered our cost of debt to approximately 5.8% and our first lien net leverage has dropped to 1.7x at year end," said Michael Reed, Gannett Chairman and Chief Executive Officer.
"A benefit of the significant progress we have made with regard to our strategy is better visibility going forward. As part of our enhanced guidance, we expect 2022 free cash flow to nearly double from 2021, and for free cash flow to grow through 2025 at a 40% compound annual growth rate. We expect to surpass 2 million paid digital subscribers this year, and to grow at an annual rate of approximately 40% through 2025."

"With the significant growth in free cash flow expected in 2022, we plan to further invest in our growth segments. We expect to invest $80 million across content, marketing, data, product, and digital marketing solutions sales and support operations during 2022 to drive meaningful growth. We believe that our strategy and these investments help position our business to reach the anticipated inflection point in our total Revenue and Adjusted EBITDA during 2024. We also believe we will have sustained revenue growth beginning in 2024."

"The anticipated significant growth in free cash flow is also expected to allow us to continue our aggressive debt repayment strategy. We ended 2021 with approximately $131 million in cash on the balance sheet. Considering our liquidity position, lower leverage profile and our recently announced $100 million stock repurchase program, along with expected increased free cash flows, we believe we are well-positioned to maximize shareholder returns."

Fourth Quarter 2021 Financial Highlights:
• Total revenues of $826.5 million decreased 5.6% compared to the prior year quarter
◦Same store revenues(1) decreased 4.3% compared to the fourth quarter of 2020
•Total digital revenues were $272.6 million or 33% of total revenues, up 5.0% over the same period in the prior year on a same store(1) basis
•Net loss attributable to Gannett of $22.4 million and margin loss of 2.7%
•Adjusted net income attributable to Gannett(1) of $42.8 million
•Adjusted EBITDA(1) totaled $115.4 million, a decrease of 22.5% compared to the fourth quarter of 2020
◦Adjusted EBITDA margin(1) of 14.0%
•Cash used for operating activities of $5.9 million and free cash flow(1) usage of $18.2 million

Additional Business Highlights:
•Digital-only paid subscribers were up 49% compared to the prior year quarter and exceeded 1.6 million at the end of the fourth quarter of 2021
(1) See "Use of Non-GAAP Information" below for information about this non-GAAP measure.

◦Digital-only circulation revenues of $27.6 million grew 25.5% compared to the prior year quarter. For the full year 2021, digital-only circulation revenues surpassed $100 million, growing 33.5% compared to 2020
•183 million average monthly unique visitors in the fourth quarter of 2021 across USA TODAY NETWORK (based on December 2021 Comscore Media Metrix®) and the U.K. digital properties
•Digital Marketing Solutions segment revenues were $113.2 million, and on a same store basis(1) increased 7.2% in the fourth quarter of 2021 compared to the same period in the prior year
◦Total core platform customers was 15,200 in the fourth quarter of 2021, up 14.0% from the same quarter prior year
◦Net income attributable to Gannett margin within the segment was 6.6% in the fourth quarter of 2021 versus 0.5% in the same quarter of the prior year
◦Adjusted EBITDA margin(1) within the segment increased to 12.6% in the fourth quarter of 2021 versus 8.9% in the same quarter of the prior year
•During the fourth quarter of 2021, the Company repaid approximately $57.5 million of debt compromised of:
◦$9.8 million in debt under the previous five-year senior secured term loan (the "5-Year Term Loan"), prior to the refinancing of the New Senior Secured Term Loan (see defined term below)
◦Approximately $35.9 million in principal under its five-year senior secured term loan facility in an aggregate principal amount of $516 million (the "New Senior Secured Term Loan") using the proceeds from real estate and other asset sales
◦Further, the Company entered into separate, privately negotiated agreements with certain holders of its 6.0% Senior Secured Convertible Notes due 2027 (the "2027 Notes") and repurchased $11.8 million aggregate principal of its outstanding 2027 Notes for $15.3 million in cash, including accrued interest during the fourth quarter of 2021
◦Total real estate and other asset sales totaled $45.5 million in the fourth quarter of 2021 and $106.6 million for the full year ended December 31, 2021
◦Total debt principal outstanding as of December 31, 2021 was $1.369 billion, comprised of (i) $480.1 million under the New Senior Secured Term Loan, (ii) $400.0 million aggregate principal amount of 6.00% first lien notes due November 1, 2026 (the "2026 Senior Notes"), (iii) $485.3 million aggregate principal amount of the 2027 Notes, and (iv) $3.3 million aggregate principal value of the remaining 4.75% convertible senior notes due 2024
•As of December 31, 2021, the Company had cash and cash equivalents of $130.8 million
◦First Lien Net Leverage(2) was 1.7x as of December 31, 2021
•Subsequent to December 31, 2021:
◦In accordance with the Term Loan Amendment (see defined term below), the Company expects to make an excess cash debt payment of approximately $31 million during the first quarter of 2022
◦Adopted stock repurchase program for the repurchase of up to $100 million of the Company's common stock
◦Amended our New Senior Secured Term Loan (the "Term Loan Amendment") to provide for incremental term loans in an aggregate principal amount not to exceed $50 million and to transition the interest rate base from LIBOR to Adjusted Term SOFR due to regulatory requirements. The Term Loan Amendment also
(2) As of December 31, 2021, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our New Senior Secured Term Loan and the 2026 Senior Notes and dividing that by Q4 2021 LTM Adjusted EBITDA. Our 2027 Notes are second lien as of the completion of the New Senior Secured Term Loan refinancing in October 2021.

expanded the definition of "Permitted Restricted Payments" to include up to $50 million of Company stock repurchases consummated on or prior to December 31, 2022. Following this transaction, total debt outstanding as of February 4, 2022 was $1.419 billion, which includes the $530.1 million New Senior Secured Term Loan, $485.3 million of 2027 Notes, $400.0 million of 2026 Senior Notes and $3.3 million of 2024 Notes

Financial Highlights

in thousands	Fourth Quarter 2021	Full Year 2021
Revenues	$826,539	$3,208,083
Net loss attributable to Gannett	(22,448)	(134,962)
Adjusted EBITDA(3) (non-GAAP)	115,411	433,712
Adjusted Net income attributable to Gannett(3) (non-GAAP)	42,785	113,986
Cash (used in) provided by operating activities	(5,894)	127,453
Free cash flow(3) (non-GAAP)	(18,189)	87,893
(3)Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Business Outlook
The Company's outlook is based on management’s current expectations and beliefs and are subject to numerous risks and uncertainties, many of which are beyond the Company's control. The following statements are forward-looking and actual results may differ materially, including as a result of changes in market conditions and other risks and uncertainties, including the factors set forth under "Cautionary Statement Regarding Forward-Looking Statements" below. The Company undertakes no obligation or duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required by law. Additionally, the Company's estimates assume no substantial negative pandemic-related business impact and do not factor in the impact of any future acquisitions or dispositions. The Company's outlook reflects an expected $80 million in investments across content, marketing, data, product, and digital marketing solutions sales and support operations in 2022 and anticipated capital expenditures of $40 million to $45 million for full year 2022. The Company believes these investments are critical to achieving long-term growth for the Company and will help create an inflection point in both its total Revenue and Adjusted EBITDA within 2024. Following 2024, the Company's outlook projects ongoing and sustainable growth in total Revenue, Net Income, Cash provided by operating activities, Free cash flow, and Adjusted EBITDA. Including the Company's estimate of $40 million to $45 million annually in capital expenditures, the Company's outlook projects a compound annual growth rate in free cash flow of over 40% from 2021 to 2025. In addition, the Company's estimates assume 6 million digital only subscribers by year end 2025, a 40% compound annual growth rate from 2020.

in thousands	Full Year 2021 Results	Full Year 2022 Outlook	First Quarter 2022 Outlook
Revenues	$3.21B	$3.07B to $3.16B	$745 to $755M
Same-store total revenues(3) Year-Over-Year	(3.9)%	(2)% to +1%	(3)% to (1)%
Net income (loss) attributable to Gannett	($135M)	$50M to $70M	~($5M)
Net cash flow provided by operating activities	$127M	$205M to $225M	~$1M
Free cash flow(3)(4) (non-GAAP)	$88M	$160M to $180M	~($10M)
Adjusted EBITDA(3)(5) (non-GAAP)	$434M	$380M to $400M	$55M to $60M
Ending Digital only subscribers	1.6M	2.0M to 2.2M	1.7M
(3)Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, Same-store total revenues, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.
(4)Capital expenditures are assumed at $40 million to $45 million for full year 2022. Figure does not include asset disposition proceeds which we estimate will be approximately $50 million in 2022.
(5)Refer to "Business Outlook" on Table 11 and Table 12 below for a reconciliation of non-GAAP outlook measures to corresponding GAAP measures.

Earnings Conference Call

Management will host a conference call on Thursday, February 24, 2022 at 8:30 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-877-451-6152 (from within the U.S.) or 1-201-389-0879 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Fourth Quarter Earnings Call" or access code "13724043". A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, March 10, 2022 by dialing 1-844-512-2921 (from within the U.S.) or 1-412-317-6671 (from outside of the U.S.); please reference access code "13724043".

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 45 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 120 local news media brands. Gannett also owns digital marketing services companies branded LOCALiQ, and runs one of the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and digital marketing and advertising services, any future share repurchases, including under our stock repurchase program, expectations regarding our free cash flows, revenues, income attributable to Gannett, same-store revenues and cash flows, expectations regarding our growth rate and inflection point, including growth in revenues and Adjusted EBITDA, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, our strategy, our ability to achieve our operating priorities, our long-term opportunities, and future revenue trends and our ability to influence trends. Words such as "expect(s)", "plan(s)", "believes(s)", "will", "target", "outlook" and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	SVP, Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$130,756	$170,725
Accounts receivable, net of allowance for doubtful accounts of $16,470 and $20,843, respectively	328,733	314,305
Inventories	37,662	35,075
Prepaid expenses and other current assets	80,110	116,581
Total current assets	577,261	636,686
Property, plant, and equipment, net	415,384	590,272
Operating lease assets	271,935	289,504
Goodwill	533,709	534,088
Intangible assets, net	713,153	824,650
Deferred tax assets	32,399	90,240
Pension plan and other assets	284,228	143,474
Total assets	$2,828,069	$3,108,914

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$357,014	$378,246
Deferred revenue	184,838	186,007
Current portion of long-term debt	69,456	128,445
Other current liabilities	51,218	48,602
Total current liabilities	662,526	741,300
Long-term debt	769,446	890,323
Convertible debt	393,354	581,405
Deferred tax liabilities	28,812	6,855
Pension and other postretirement benefit obligations	71,937	99,765
Long-term operating lease liabilities	254,969	274,460
Other long-term liabilities	117,410	151,847
Total noncurrent liabilities	1,635,928	2,004,655
Total liabilities	2,298,454	2,745,955
Redeemable noncontrolling interests	—	(1,150)
Commitments and contingent liabilities

Equity
Preferred stock, $0.01 par value, 300,000 shares authorized, of which 150,000 shares are designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 144,667,389 shares issued and 142,299,399 shares outstanding at December 31, 2021; 139,494,741 shares issued and 138,102,993 shares outstanding at December 31, 2020	1,446	1,395
Treasury stock, at cost, 2,367,990 and 1,391,748 shares at December 31, 2021 and December 31, 2020, respectively	(8,151)	(4,903)
Additional paid-in capital	1,400,206	1,103,881
Accumulated deficit	(921,399)	(786,437)
Accumulated other comprehensive income	59,998	50,173
Total Gannett stockholders equity	532,100	364,109
Noncontrolling interests	(2,485)	—
Total equity	529,615	364,109
Total liabilities and equity	$2,828,069	$3,108,914

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Table No. 2	Three months ended December 31,		Year ended December 31,
In thousands, except per share amounts	2021	2020	2021	2020
	(Unaudited)
Advertising and marketing services	$430,674	$461,088	$1,651,161	$1,710,244
Circulation	307,276	338,468	1,249,674	1,391,996
Other	88,589	75,891	307,248	303,430
Total operating revenues	826,539	875,447	3,208,083	3,405,670
Operating costs	470,305	498,733	1,901,564	2,034,272
Selling, general and administrative expenses	249,880	232,514	902,064	999,789
Depreciation and amortization	49,506	58,113	203,958	263,819
Integration and reorganization costs	13,817	71,753	49,284	145,731
Asset impairments	842	2,585	3,976	11,029
Goodwill and intangible impairments	—	—	—	393,446
Loss (gain) on sale or disposal of assets, net	8,002	(7,220)	17,208	(5,680)
Other operating expenses	9,598	891	20,952	11,152
Total operating expenses	801,950	857,369	3,099,006	3,853,558
Operating income	24,589	18,078	109,077	(447,888)
Interest expense	26,378	54,623	135,748	228,513
Loss on early extinguishment of debt	22,712	42,110	48,708	43,760
Non-operating pension income	(23,713)	(17,716)	(95,357)	(72,149)
Loss on convertible notes derivative	—	74,329	126,600	74,329
Other non-operating income, net	(14,747)	(1,506)	(18,701)	(16,494)
Non-operating expense	10,630	151,840	196,998	257,959
Income (loss) before income taxes	13,959	(133,762)	(87,921)	(705,847)
Provision (benefit) for income taxes	36,683	(11,250)	48,250	(33,450)
Net loss	$(22,724)	$(122,512)	$(136,171)	$(672,397)
Net loss attributable to noncontrolling interests	(276)	(338)	(1,209)	(1,918)
Net loss attributable to Gannett	$(22,448)	$(122,174)	$(134,962)	$(670,479)

Loss per share attributable to Gannett - basic	$(0.17)	$(0.92)	$(1.00)	$(5.09)
Loss per share attributable to Gannett - diluted	$(0.17)	$(0.92)	$(1.00)	$(5.09)

GANNETT CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Table No. 3	Year ended December 31,
In thousands	2021	2020
Operating activities
Net loss	$(136,171)	$(672,397)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	203,958	263,819
Share-based compensation expense	18,439	26,350
Non-cash interest expense	25,507	24,086
Provision (benefit) for deferred income taxes	44,970	(30,175)
Loss (gain) on sale or disposal of assets, net	17,208	(5,680)
Loss on convertible notes derivative	126,600	74,329
Loss on early extinguishment of debt	48,708	43,760
Asset impairments	3,976	11,029
Goodwill and intangible impairments	—	393,446
Pension and other postretirement benefit obligations	(150,824)	(117,522)
Change in assets and liabilities:
Accounts receivables, net	(33,246)	111,506
Inventory	(2,824)	19,965
Prepaid expenses	5,576	4,078
Accounts payable and accrued liabilities	(33,457)	(66,377)
Deferred revenue	931	(19,348)
Other assets and liabilities	(11,898)	(3,099)
Cash provided by operating activities	127,453	57,770
Investing activities
Acquisitions, net of cash acquired	(125)	—
Purchases of property, plant, and equipment	(39,560)	(36,975)
Proceeds from sale of publications, real estate and other assets	111,765	196,344
Insurance proceeds received for damage to property	—	1,643
Change in other investing activities	(1,433)	(876)
Cash provided by investing activities	70,647	160,136
Financing activities
Payments of debt issuance costs	(21,071)	(2,307)
Borrowings of long-term debt	1,934,940	—
Repayments of long-term debt	(2,156,046)	(681,050)
Repurchase of convertible debt	(15,012)	—
Proceeds from convertible debt	—	497,094
Changes in other financing activities	(3,983)	(15,079)
Cash used for financing activities	(261,172)	(201,342)
Effect of currency exchange rate change	(35)	1,498
Increase (decrease) in cash, cash equivalents and restricted cash	(63,107)	18,062
Balance of cash, cash equivalents and restricted cash at beginning of year	206,726	188,664
Cash, cash equivalents and restricted cash at end of year	$143,619	$206,726

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended December 31,		Year ended December 31,
In thousands	2021	2020	2021	2020
Operating revenues:
Publishing	$746,798	$794,179	$2,886,735	$3,080,447
Digital Marketing Solutions	113,210	107,318	442,299	428,605
Corporate and Other	1,943	2,820	8,371	10,960
Intersegment eliminations	(35,412)	(28,870)	(129,322)	(114,342)
Total	$826,539	$875,447	$3,208,083	$3,405,670

Adjusted EBITDA:
Publishing	$116,575	$147,428	$433,973	$459,195
Digital Marketing Solutions	14,235	9,514	50,960	24,361
Corporate and Other	(15,399)	(8,113)	(51,221)	(69,661)
Total	$115,411	$148,829	$433,712	$413,895

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. GAAP basis. These non-GAAP financial measures, which may not be comparable to similarly titled measures reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

The Company defines its non-GAAP measures as follows:

•Adjusted EBITDA is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. The Company defines Adjusted EBITDA as Net income (loss) attributable to Gannett before: (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Other operating expenses, including third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, and (13) certain other non-recurring charges. The most directly comparable U.S. GAAP measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP performance measure the Company believes offers a useful view of the overall and segment operations of our business. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total Operating revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP performance measure the Company believes offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. The Company defines Adjusted Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Other operating expenses, including third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) certain other non-recurring charges, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. The Company defines Free cash flow as Cash provided by (used for) operating activities as reported on the Consolidated Statement of Cash Flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP performance measure based on GAAP revenues for Gannett for the current period, excluding (i) exited operations, (ii) currency impacts, and (iii) deferred revenue impacts related to the acquisition of Legacy Gannett.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance under U.S. GAAP and should not be considered in isolation or as an alternative to income from operations, net income (loss), margin, revenues, cash flow provided by (used for) operating activities, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income, margin, income from operations, cash flows provided by (used for) operations or revenues as calculated and presented in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measure. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this report may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2022 outlook included in this release includes certain non-GAAP measures, including Same store revenues, Adjusted EBITDA and Free cash flow. The outlook for these items assumes no substantial pandemic-related business continuity issues in 2022 and does not factor in the impact of any further acquisitions or dispositions within 2022. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have not fully reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA and Free cash flow to its most directly comparable GAAP measure because the Company is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, our comparable GAAP measures. For forward-looking Adjusted EBITDA and Same store revenues, the reconciliation is unavailable because it would include forward-looking financial statements in accordance with GAAP that are unavailable without unreasonable effort. For these reasons, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook and our Same store revenues outlook (see Table 11 below) and our projected non-GAAP Same Store revenues outlook (see Table 12 below). Accordingly, we are unable to provide a full reconciliation of these non-GAAP measures used in our outlook without unreasonable effort as certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended December 31, 2021
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$89,307	$7,452	$(119,207)	$(22,448)
Provision for income taxes	—	—	36,683	36,683
Interest expense	—	—	26,378	26,378
Loss on early extinguishment of debt	—	—	22,712	22,712
Non-operating pension income	(23,713)	—	—	(23,713)
Depreciation and amortization	38,548	6,396	4,562	49,506
Integration and reorganization costs	5,319	409	8,089	13,817
Other operating expenses	—	—	9,598	9,598
Asset impairments	842	—	—	842
Loss on sale or disposal of assets, net	7,930	14	58	8,002
Share-based compensation expense	—	—	4,635	4,635
Other items	(1,658)	(36)	(8,907)	(10,601)
Adjusted EBITDA (non-GAAP basis)	$116,575	$14,235	$(15,399)	$115,411
Net income (loss) attributable to Gannett margin	12.0%	6.6%	NM	(2.7)%
Adjusted EBITDA margin (non-GAAP basis)	15.6%	12.6%	NM	14.0%
NM indicates not meaningful.

	Three months ended December 31, 2020
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$104,884	$582	$(227,640)	$(122,174)
Benefit for income taxes	—	—	(11,250)	(11,250)
Interest expense	15	—	54,608	54,623
Loss on early extinguishment of debt	—	—	42,110	42,110
Non-operating pension income	(17,643)	—	(73)	(17,716)
Loss on convertible notes derivative	—	—	74,329	74,329
Depreciation and amortization	45,756	7,775	4,582	58,113
Integration and reorganization costs	21,803	1,076	48,874	71,753
Other operating expenses	—	—	891	891
Asset impairments	2,585	—	—	2,585
(Gain) loss on sale or disposal of assets, net	(9,417)	2,153	44	(7,220)
Share-based compensation expense	—	—	3,538	3,538
Other items	(555)	(2,072)	1,874	(753)
Adjusted EBITDA (non-GAAP basis)	$147,428	$9,514	$(8,113)	$148,829
Net income (loss) attributable to Gannett margin	13.2%	0.5%	NM	(14.0)%
Adjusted EBITDA margin (non-GAAP basis)	18.6%	8.9%	NM	17.0%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5 (continued)	Year ended December 31, 2021
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net income (loss) attributable to Gannett	$336,099	$18,442	$(489,503)	$(134,962)
Provision for income taxes	—	—	48,250	48,250
Interest expense	—	—	135,748	135,748
Loss on early extinguishment of debt	—	—	48,708	48,708
Non-operating pension income	(95,357)	—	—	(95,357)
Loss on convertible notes derivative	—	—	126,600	126,600
Depreciation and amortization	157,212	30,061	16,685	203,958
Integration and reorganization costs	15,960	1,710	31,614	49,284
Other operating expenses	—	—	20,952	20,952
Asset impairments	3,976	—	—	3,976
Loss (gain) on sale or disposal of assets, net	17,468	(604)	344	17,208
Share-based compensation expense	—	—	18,439	18,439
Other items	(1,385)	1,351	(9,058)	(9,092)
Adjusted EBITDA (non-GAAP basis)	$433,973	$50,960	$(51,221)	$433,712
Net income (loss) attributable to Gannett margin	11.6%	4.2%	NM	(4.2)%
Adjusted EBITDA margin (non-GAAP basis)	15.0%	11.5%	NM	13.5%
NM indicates not meaningful.

	Year ended December 31, 2020
In thousands	Publishing	Digital Marketing Solutions	Corporate and Other	Consolidated Total
Net loss attributable to Gannett	$(108,606)	$(42,494)	$(519,379)	$(670,479)
Benefit for income taxes	—	—	(33,450)	(33,450)
Interest expense	142	—	228,371	228,513
Loss on early extinguishment of debt	—	—	43,760	43,760
Non-operating pension income	(71,858)	—	(291)	(72,149)
Loss on convertible notes derivative	—	—	74,329	74,329
Depreciation and amortization	221,746	25,878	16,195	263,819
Integration and reorganization costs	60,852	6,663	78,216	145,731
Other operating expenses	—	—	11,152	11,152
Asset impairments	10,312	717	—	11,029
Goodwill and intangible impairments	352,947	40,499	—	393,446
(Gain) loss on sale or disposal of assets, net	(7,541)	1,727	134	(5,680)
Share-based compensation expense	—	—	26,350	26,350
Other items	1,201	(8,629)	4,952	(2,476)
Adjusted EBITDA (non-GAAP basis)	$459,195	$24,361	$(69,661)	$413,895
Net loss attributable to Gannett margin	(3.5)%	(9.9)%	NM	(19.7)%
Adjusted EBITDA margin (non-GAAP basis)	14.9%	5.7%	NM	12.2%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended December 31,		Year ended December 31,
In thousands	2021	2020	2021	2020
Net loss attributable to Gannett	$(22,448)	$(122,174)	$(134,962)	$(670,479)
Loss on early extinguishment of debt	22,712	42,110	48,708	43,760
Loss on convertible notes derivative	—	74,329	126,600	74,329
Integration and reorganization costs	13,817	71,753	49,284	145,731
Other operating expenses	9,598	891	20,952	11,152
Asset impairments	842	2,585	3,976	11,029
Goodwill and intangible impairments	—	—	—	393,446
Loss (gain) on sale or disposal of assets, net	8,002	(7,220)	17,208	(5,680)
Other items	(11,783)	—	(11,783)	(7,995)
Subtotal	20,740	62,274	119,983	(4,707)
Tax impact of above items	22,045	4,301	(5,997)	(57,063)
Adjusted Net income (loss) attributable to Gannett (non-GAAP basis)	$42,785	$66,575	$113,986	$(61,770)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7
In thousands	Three months ended December 31, 2021	Year ended December 31, 2021
Cash provided by (used for) operating activities (GAAP basis)	$(5,894)	$127,453
Capital expenditures	(12,295)	(39,560)
Free cash flow (non-GAAP basis)(1)	$(18,189)	$87,893
(1) Free cash flow for the three months ended December 31, 2021 was negatively impacted by $11.7 million of integration and reorganization costs and $8.8 million of other costs, primarily due to third party fees related to the 2026 Senior Notes and the New Senior Secured Term Loan. Free cash flow for the year ended December 31, 2021 was negatively impacted by $69.0 million of integration and reorganization costs and $19.6 million of other costs, primarily due to third party fees related to the 5-Year Term Loan, the 2026 Senior Notes, and the New Senior Secured Term Loan.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended December 31,			Year ended December 31,
In thousands	2021	2020	% Change	2021	2020	% Change
Total revenues	$826,539	$875,447	(5.6)%	$3,208,083	$3,405,670	(5.8)%
Currency impact	(1,204)	—	***	(16,844)	—	***
Exited operations	—	(13,699)	***	(18)	(86,896)	(100.0)%
Deferred revenue adjustment	—	221	(100.0)%	—	3,598	(100.0)
Same store total revenues	$825,335	$861,969	(4.3)%	$3,191,221	$3,322,372	(3.9)%

Advertising and marketing services revenues	$430,674	$461,088	(6.6)%	$1,651,161	$1,710,244	(3.5)%
Currency impact	(746)	—	***	(10,764)	—	***
Exited operations	—	(8,686)	***	(18)	(51,211)	(100.0)%
Deferred revenue adjustment	—	28	(100.0)%	—	1,203	(100.0)
Same store advertising and marketing services revenues	$429,928	$452,430	(5.0)%	$1,640,379	$1,660,236	(1.2)%

Circulation revenues	$307,276	$338,468	(9.2)%	$1,249,674	$1,391,996	(10.2)%
Currency impact	(347)	—	***	(4,774)	—	***
Exited operations	—	(2,261)	(100.0)%	—	(13,414)	(100.0)
Deferred revenue adjustment	—	193	(100.0)%	—	2,395	(100.0)
Same store circulation revenues	$306,929	$336,400	(8.8)%	$1,244,900	$1,380,977	(9.9)%

Other revenues	$88,589	$75,891	16.7%	$307,248	$303,430	1.3%
Currency impact	(111)	—	***	(1,306)	—	***
Exited operations	—	(2,752)	(100.0)%	—	(22,271)	(100.0)%
Same store other revenues	$88,478	$73,139	21.0%	$305,942	$281,159	8.8%
*** Indicates a percentage change greater than 100.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL REVENUES
(Unaudited)

Table No. 9	Three months ended December 31,			Year ended December 31,
In thousands	2021	2020	% Change	2021	2020	% Change
Total Digital revenues	$272,643	$262,679	3.8%	$1,027,946	$942,190	9.1%
Currency impact	(460)	—	***	(7,328)	—	***
Exited operations	—	(3,541)	***	(18)	(26,201)	(99.9)%
Deferred revenue adjustment	—	28	(100.0)%	—	1,202	(100.0)%
Same store total digital revenues	$272,183	$259,166	5.0%	$1,020,600	$917,191	11.3%
*** Indicates a percentage change greater than 100.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - DIGITAL MARKETING SERVICES SEGMENT
(Unaudited)

Table No. 10	Three months ended December 31,
In thousands	2021	2020	% Change
Total revenues - Digital Marketing Services	$113,210	$107,318	5.5%
Currency impact	(93)	—	***
Exited operations	—	(1,800)	***
Deferred revenue adjustment	—	28	(100.0)%
Same store total revenues - Digital Marketing Services	$113,117	$105,546	7.2%
*** Indicates a percentage change greater than 100.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
ADJUSTED EBITDA
(Unaudited)

Table No. 11	Full Year 2022			First Quarter 2022
In millions
Net income attributable to Gannett	$50	to	$70	~($5)
Provision for income taxes	40	to	60	(5)	to	5
Interest expense	95	to	105	~26
Non-operating pension income	(70)	to	(75)	~(18)
Depreciation and amortization	175	to	195	~(45)
Integration and reorganization costs	20	to	30	5	to	10
Share-based compensation expense	20	to	25	~5
Other items	—	to	5	—	to	5
Adjusted EBITDA (non-GAAP basis)	$380	to	$400	$55	to	$60
(1)    Projections are based on Company estimates as of February 24, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates assume no substantial negative pandemic-related business impact and do not factor in the impact of any acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Adjusted EBITDA, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Adjusted EBITDA outlook.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
BUSINESS OUTLOOK - 2022 GUIDANCE(1)(2)
SAME STORE REVENUES
(Unaudited)

Table No. 12	Three months ended March 31, 2021 (Est.)	Twelve months ended December 31, 2021 (Est.)	Three months ended March 31, 2022 (Est.)(3)	Twelve months ended December 31, 2022 (Est.)(3)
In thousands
Total revenues	$777,084	$3,208,083	$745,000 to $750,000	$3,070,000 to $3,160,000
Currency impact	—	—	(1,500)	(5,000)
Exited operations	(9,000)	(75,000)	—	—
Same store total revenues	$768,084	$3,133,083	$743,500 to $748,500	$3,065,000 to $3,155,000
(1)    Projections are based on Company estimates as of February 24, 2022 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates assume no substantial negative pandemic-related business impact and do not factor in the impact of any acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(2)    For forward-looking Same store revenues, the reconciliation is unavailable without unreasonable effort. For this reason, we use a projected range of the aggregate amount of certain items in order to calculate our projected non-GAAP Same store revenues outlook.
(3)    In 2022, exited operations will include the elimination of stand-alone print products shuttered within the publishing markets.